                                                                   EXHIBIT 10.16


                                SECOND AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT
                               AND LIMITED WAIVER


         Second Amendment and Limited Waiver dated as of September 30, 1999 to Revolving Credit Agreement (the "Second Amendment"), by and among AZTEC TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks"), amending certain provisions of the Revolving Credit Agreement dated as of July 27, 1998 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and BankBoston, N.A. as agent for the Banks (the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower has requested that the Banks amend certain provisions contained in the Credit Agreement and waive a covenant contained therein; and

         WHEREAS, the Banks have agreed with the Borrower, subject to the terms and conditions contained herein, to modify certain terms and conditions of the Credit Agreement and grant such waiver as specifically set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. WAIVER. The Borrower has informed the Agent and the Banks that the Leverage Ratio for the period of July 1, 1999 through September 30, 1999 (the "Third Quarter") exceed 3.50:1.00 during such Third Quarter and, as such, the Borrower has failed to comply with Section 11.1 of the Credit Agreement during the Third Quarter. The Borrower has requested that the Banks waive, to the limited extent necessary to permit such noncompliance for the Third Quarter, the provisions of Section 11.1 of the Credit Agreement. Subject always to compliance by the Borrower with the terms and provisions of the Credit Agreement (as amended hereby) and the other Loan Documents and the terms and conditions contained herein (including, without limitation, Section 2 hereof), and subject to the Borrower having an EBITDA (as calculated pursuant to the revised definition set forth in Section 3(b) of this Second Amendment) for the fiscal quarter ended September 30, 1999 of not less than $5,200,000, from and after the Effective Date (as defined in Section 14 hereof) the Banks hereby waive the provisions of Section 11.1 of the Credit Agreement solely to the extent necessary to permit the above-referenced noncompliance, and only with respect to the determination of compliance for the Third Quarter.

         SECTION 2. LIMITATIONS ON NEW ACQUISITION LOANS. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower hereby agrees that from and after the Effective Date through and including the Acquisition Loan Maturity Date (the "Acquisition Loan Period"), it will not borrow any Advances or Acquisition Loans other than the Acquisition


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                                       2


Loans outstanding on November 8, 1999 (the "Current Acquisition Loans"), and the Total Acquisition Commitment shall be permanently reduced to an amount equal to the Current Acquisition Loans. To the extent the Borrower repays all or any portion of the Current Acquisition Loans, the Borrower agrees that during the Acquisition Loan Period it will not borrow any new Acquisition Loans. The parties hereto hereby agree that from and after the Effective Date through and including the Acquisition Loan Maturity Date, the Banks shall have no obligation to make any Advances or Acquisition Loans.

         SECTION 3. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Adjustment Date", "Applicable Margin", "Commitment Fee Rate" and "Rate Adjustment Period" in their entirety.

         (b) the definition of "EBITDA" is hereby amended by deleting such definition in its entirety and restating it as follows:

                  EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, PLUS, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, including
         (i) the noncash restructuring charge taken by the Borrower in the fiscal quarter ended September 30, 1999 in an aggregate amount of approximately $9,000,000 and (ii) the noncash charge associated with the writedown of goodwill at PCM, Inc. taken by the Borrower in the fiscal quarter ended September 30, 1999 in the aggregate amount of approximately $35,000,000, (c) the cash restructuring charge taken by the Borrower in the fiscal quarter ended September 30, 1999 in an aggregate amount of not more than $4,000,000, (d) additional accruals for the fiscal quarter ended September 30, 1999 in an amount not to exceed $2,200,000 representing the writeoff of inventory and accounts receivable in such period and accruals for legal expenses and other activities in such period, (e) income tax expense for such period, and
         (f) Consolidated Total Interest Expense for such period, and minus, to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

         (c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                  ACCOUNTS RECEIVABLE. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors,


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                                      -3-


         except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transaction, recorded on the books of account in accordance with generally accepted accounting principles.

                  AGENCY ACCOUNT AGREEMENT.  See Section 9.18.1.

                  BKB CONCENTRATION ACCOUNT.  See Section 9.18.1.

                  BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Agent and the Banks pursuant to
         Section 9.4(g), as adjusted pursuant to the provisions below, which is equal to the sum of:

                  (a) 80% of Eligible Accounts Receivable for which invoices have been issued and are payable; PLUS

                  (b)      $45,000,000.

         The Agent may, in its discretion, from time to time, upon [ten (10)] days' prior notice to the Borrower, reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Agent reasonably and in good faith determines that the results of any commercial finance examination or a review of any Accounts Receivable aging report delivered to the Agent indicate a material deterioration in the Borrower's and its Subsidiaries' Eligible Accounts Receivable (taken as a whole) from November 8 1999 or from the date of the most recent Accounts Receivable aging report delivered to the Agent, such that a lower advance rate for Eligible Accounts Receivables is warranted.

                  BORROWING BASE REPORT. A Borrowing Base Report signed by the chief financial officer of the Borrower in substantially the form of EXHIBIT H hereto.

                  ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors or other obligors that (i) are not Affiliates of the Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, and (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and, if subject to dispute or any other similar claims that would reduce the cash amount payable therefor, that portion of such Account Receivable so subject to such dispute or claim shall be excluded from being an Eligible Account Receivable; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents;
         (e) in which the Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than ninety
         (90) days past the date of the respective invoices therefor; (g) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor or other obligor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable; (i) that are payable in Dollars; (j) that are not payable from an office outside of the United States; and (k) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit.

                  INTERIM CONCENTRATION ACCOUNT. See Section 9.18.1.

                  LOCAL ACCOUNT.  See Section 9.18.1

                  NET CASH SALE PROCEEDS. The gross cash proceeds received by the Borrower and/or any of its Subsidiaries in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by such Person and approved by the Agent) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest (if any) permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Agent, for the benefit of the Banks, with respect to such assets transferred, and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangements or multiple advance arrangements, reduces the commitment thereunder) in connection with such Asset Sale.

                  OPERATING ACCOUNT.  See Section 2.6.2.

                  SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be each to such Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

                  SETTLEMENT AMOUNT.  See Section 2.9.1.

                  SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agent, on any Business Day following a day on which the account officers of the Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) at the option of the Agent, one Business Day after making any advance pursuant to Section 2.6.2, (e) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB plus the amount of the Acquisition Loan outstanding from BKB plus BKB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (f) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increase or decreases by more than $500,000 as compared to the previous Settlement Date, (g) any day on which any conversion of a Base Rate Loan to a LIBOR Rate Loan occurs, or (h) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

                  SETTLING BANK.  See Section 2.9.1.

                  TRIGGER DATE. The date which is ten (10) days after the Agent has delivered written notice to the Borrower of the Majority Banks' or the Agent's election to apply the funds in the BKB Concentration Account in accordance with Section 2.10.2(b).

         SECTION 4.        AMENDMENT TO SECTION 2 OF THE CREDIT AGREEMENT.
                           ----------------------------------------------
Section 2 of the Credit Agreement is hereby amended as follows:

         (a) Section 2.1 of the Credit Agreement is hereby amended by deleting the words "PROVIDED, that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment" which appear in the first sentence of Section 2.1 and substituting in place thereof the words "PROVIDED, that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base and, provided, further, that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the outstanding amount of the Acquisition Loans, PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the sum of the Total Commitment and the Total Acquisition Commitment and (b) the Borrowing Base".

         (b) Section 2.2 of the Credit Agreement is hereby amended by deleting the words "a commitment fee calculated at the applicable Commitment Fee Rate on the" and substituting in place thereof the words "a commitment fee calculated at the rate of one half of one percent (1/2%) per annum on the".

         (c) Section 2.3 of the Credit Agreement is hereby amended by deleting
Section 2.3.2 in its entirety.

         (d) Section 2.5 of the Credit Agreement is hereby amended by (i) deleting the words "rate per annum equal to the Base Rate PLUS the Applicable Margin with respect to Base Rate Loans" which appears in Section 2.5(a) and substituting in place thereof the words "rate of one and one-half percent (1 1/2%) per annum above the Base Rate"; and (ii) deleting the words "rate per annum equal to the LIBOR Rate determined for such Interest Period PLUS the Applicable Margin with respect to LIBOR Rate Loans" which appears in Section 2.5(b) and substituting in place thereof the words "rate of three percent (3%) per annum above the LIBOR Rate determined for such Interest Period".

         (e) Section 2.6 of the Credit Agreement is hereby amended by deleting
Section 2.6 in its entirety and restating it as follows:

                  2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.

                  2.6.1. GENERAL. The Borrower shall give to the Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof of $500,000 in excess thereof.

                  2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, after the occurrence of the Trigger Date, make Revolving Credit Loans to the Borrower by entry of credits to the Borrower's operating account (No. 89843299) (the "Operating Account") with the Agent to cover checks or other charges which the Borrower has drawn or made against such account. The Borrower hereby requests and authorizes the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 12 (in the case of Revolving Credit Loans made on the Closing Date) and Section 13 be satisfied. All actions taken by the Agent pursuant to the provisions of this Section
          2.6.2 shall be conclusive and binding on the Borrower and the Banks absent the Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this Section 2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

         (f) Section 2 of the Credit Agreement is further amended by inserting immediately after the text of Section 2.8 the following new Section Section 2.9, 2.10, 2.11 and 2.12:

                  2.9.  SETTLEMENTS.

                  2.9.1. GENERAL. On each Settlement Date, the Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (a) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any LIBOR Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(b)) on such date pursuant to a Loan Request and (b) to the Banks of the amount (a "Settlement Amount") that each Bank (a "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section 2.9 shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                  2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. The Agent may, unless notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Bank makes available to the Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this Section
         2.9.2 shall be prima facie evidence of the amount due and owing to the Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three
         (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

                  2.9.3. NO EFFECT ON OTHER BANKS. The failure or refusal of any Settling Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (a) relieve any other Settling Bank from its several obligations hereunder to make available to the Agent the amount of such other Settling Bank's Settlement Amount or (b) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                  SECTION 2.10. REPAYMENTS OF REVOLVING CREDIT LOANS PRIOR TO EVENT OF DEFAULT.

                  2.10.1.  CREDIT FOR FUNDS RECEIVED IN CONCENTRATION ACCOUNT.

                  Prior to the occurrence of an Event of Default as to which the account officers of the Agent active upon the Borrower's account have actual knowledge, (a) all funds and cash proceeds in the form of money, checks and like items received in the BKB Concentration Account as contemplated by Section 9.18 shall be credited, on the same Business Day on which the Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, and applied as contemplated by Section 2.10.2, (b) all funds and cash proceeds in the form of a wire transfer received in the BKB Concentration Account as contemplated by Section 9.18 shall be credited on the same Business Day as the Agent's receipt of such amounts (or up to such later date as the Agent determines that good collected funds have been received), and applied as contemplated by
          Section 2.10.2, and (c) all funds and cash proceeds in the form of an automated clearing house transfer received in the BKB Concentration Account as contemplated by Section 9.18 shall be credited, on the next Business Day following the Agent's receipt of such amounts (or up to such later date as the Agent determines that good collected funds have been received), and applied as contemplated by Section 2.10.2. For purposes of the foregoing provisions of this Section 2.10.1, the Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Agent before 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credits or credits in respect of wire or automatic clearing house funds transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.


                  2.10.2.  APPLICATION OF PAYMENTS PRIOR TO EVENT OF DEFAULT.

                           (a) Prior to the occurrence of the Trigger Date, and
                  so long as no Event of Default has occurred of which the account officers of the Agent active on the Borrower's account have knowledge, all funds transferred to the BKB Concentration Account and for which the Borrower has received credits shall be, except as otherwise required by Section 5.2(b) and (c), applied to the Operating Account and made available to the Borrower.

                           (b) After the occurrence of the Trigger Date and
                  prior to the occurrence of an Event of Default of which the account officers of the Agent active on the Borrower's account have knowledge, all funds transferred to the BKB Concentration Account and for which the Borrower has received credits shall be applied to the Obligations as follows:

                                    (i)   first, to pay amounts then due and
                           payable under this Credit Agreement, the Notes and the other Loan Documents;

                                    (ii)  second, to reduce Revolving Credit
                           Loans made by the Agent pursuant to Section 2.6.2 and for which Settlement has not then been made;

                                    (iii) third, to reduce other Revolving
                           Credit Loans which are Base Rate Loans;

                                    (iv) fourth, to reduce Revolving Credit
                           Loans which are LIBOR Rate Loans; and

                                    (v) fifth, except as otherwise required by
                           Section 5.2(b) and (c), to the Operating Account.

                           (c) All prepayments of LIBOR Rate Loans prior to the
                  end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such LIBOR Rate Loans in accordance with Section 6.10. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Agent cash in an amount sufficient to cash collateralize such LIBOR Rate Loans, but in no event shall the Borrower be deemed to have paid such LIBOR Rate Loans until such cash has been paid to the Agent for application to such LIBOR Rate Loans. The Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Agent and in form and substance satisfactory to the Agent or (ii) the Borrower's Operating Account with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Agent may request.

                           (d) All prepayments of the Revolving Credit Loans
                  pursuant to this Section 2.10.2 shall be allocated among the Banks making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all prepayments of the Revolving Credit Loans shall be applied in accordance with this Section 2.10.2, first to outstanding Revolving Credit Loans of the Agent.

                           2.11. REPAYMENTS OF REVOLVING CREDIT LOANS AFTER
                  EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Agent active on the Borrower's account have knowledge, all funds transferred to the BKB Concentration Account and for which the Borrower has received credits shall be applied to the Obligations in accordance with Section 14.4.

                           2.12. CHANGE IN BORROWING BASE. The Borrowing Base
                  shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.4(g)) by the Agent by reference to the Borrowing Base Report, commercial finance and collateral audit reports and other information obtained by or provided to the Agent. The Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Agent. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable, such notice shall be effective ten (10) days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable, such notice shall be effective upon its receipt by the Borrower.

         SECTION 5. AMENDMENT TO SECTION 3 OF THE CREDIT AGREEMENT. Section 3.2 of the Credit Agreement is hereby amended by deleting the words "exceeds the Total Commitment" which appear in the first sentence of Section 3.2 and substituting in place thereof the words "exceeds the lesser of (a) the Total Commitment and (b) the Borrowing Base or if at any time the sum of the outstanding amount of the Revolving Credit Loans, the Acquisition Loan, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the sum of the Total Commitment and the Total Acquisition Commitment and (b) the Borrowing Base".

         SECTION 6. AMENDMENT TO SECTION 4 OF THE CREDIT AGREEMENT. Section 4 of the Credit Agreement is hereby amended as follows:

         (a) Section 4.1.1. of the Credit Agreement is hereby amended by inserting immediately after the words "PROVIDED, that each Bank's Acquisition Loan shall not exceed its Acquisition Commitment" the words "and provided that the sum of the outstanding amount of the Acquisition Loan (after giving effect to all amounts requested) shall not at any time exceed the lesser of (a) the Total Acquisition Commitment and (b) the Borrowing Base and, PROVIDED, FURTHER, that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the outstanding amount of the Acquisition Loans, PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the sum of the Total Commitment and the Total Acquisition Commitment and (b) the Borrowing Base"

         (b) Section 4.2 of the Credit Agreement is hereby amended by deleting the words "a commitment fee calculated at the applicable Commitment Fee Rate on the" and substituting in place thereof the words "a commitment fee calculated at the rate of one half of one percent (1/2%) per annum on the".

         (c) Section 4.5.1 of the Credit Agreement is hereby amended by (i) deleting the words "rate per annum equal to the Base Rate PLUS the Applicable Margin with respect to Base Rate Loans" which appears in Section 4.5.1(a) and substituting in place thereof the words "rate of one and one-half percent (1 1/2%) per annum above the Base Rate"; and (ii) deleting the words ""rate per annum equal to the LIBOR Rate determined for such Interest Period PLUS the Applicable Margin with respect to LIBOR Rate Loans" which appears in Section 4.5.1(b) and substituting in place thereof the words "rate of three percent (3%) per annum above the LIBOR Rate determined for such Interest Period".

         (d)  Section 4.8 of the Credit Agreement is hereby amended by deleting
Section 4.8 in its entirety and restating it as follows:

                  4.8.  MANDATORY REPAYMENTS OF ACQUISITION LOAN.

                  4.8.1. GENERAL. If at any time the sum of the outstanding amount of the Advances for Acquisition Loans exceeds the lesser of (a) the Total Acquisition Commitment and (b) the Borrowing Base, or if at any time the sum of the outstanding amount of the sum of the outstanding Acquisition Loans, the outstanding Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the sum of the Total Acquisition Commitment and the Total Commitment and (b) the Borrowing Base , then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Acquisition Loan, to be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each prepayment of the Acquisition Loan shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Acquisition Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                  4.8.2. PROCEEDS OF ASSET SALES. In the event the Borrower or any of its Subsidiaries receives any Net Cash Sale Proceeds from any Asset Sale permitted by Section 10.5.2 or otherwise consented to in writing by the Majority Banks (or, in the event such a sale constitutes a sale of all or substantially all of the Collateral, then all the Banks), the Borrower shall, immediately upon receipt thereof, make a prepayment of principal on the Acquisition Loan in the amount of such proceeds, with the Total Acquisition Commitment also being permanently reduced by such amount. To the extent the Acquisition Loans have been repaid in full, then the Borrower shall make a prepayment of principal on the Revolving Credit Loans in an amount of such Net Cash Sale Proceeds (or such portion which is remaining after repaying any remaining Acquisition Loans), with the Total Commitment also being permanently reduced by such amount. All prepayments of LIBOR Rate Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such LIBOR Rate Loans in accordance with Section 6.10. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Agent cash in an amount sufficient to cash collateralize such LIBOR Rate Loans, but in no event shall the Borrower be deemed to have paid such LIBOR Rate Loans until such cash has been paid to the Agent for application to such LIBOR Rate Loans. The Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Agent and in form and substance satisfactory to the Agent or (ii) the Borrower's Operating Account with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Agent may request.

         SECTION 7. AMENDMENT TO SECTION 5 OF THE CREDIT AGREEMENT. Section 5 of the Credit Agreement is hereby amended as follows:

         (a) Section 5.1.1. of the Credit Agreement is hereby amended by deleting the words "the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment" which appears in Section 5.1.1.(iii) and substituting in place thereof the words "the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (a) the Total Commitment and
(b) the Borrowing Base and (c) the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations, the amount of all Revolving Credit Loans outstanding and the amount of all Acquisition Loans outstanding shall not exceed the lesser of (i) the sum of the Total Commitment and the Total Acquisition Commitment and
(ii) the Borrowing Base".

         (b) Section 5.6 of the Credit Agreement is hereby amended by deleting the words "the rate of the Applicable Margin for letter of credit fees" in each place in which such words appear in Section 5.6 and substituting in each place the words "three percent (3%)".

         SECTION 8. AMENDMENT TO SECTION 8 OF THE CREDIT AGREEMENT. Section 8 of the Credit Agreement is hereby amended by inserting the following immediately after the end of the text of Section 8.24:

                  8.25. BANK ACCOUNTS. SCHEDULE 8.25 sets forth the account numbers and locations of all Local Accounts, Interim Concentration Accounts and other bank accounts of the Borrower or any of its Subsidiaries.

         SECTION 9. AMENDMENT TO SECTION 9 OF THE CREDIT AGREEMENT. Section 9 of the Credit Agreement is hereby amended as follows:

         (a) Section 9.4(c) of the Credit Agreement is hereby amended by inserting immediately prior to the beginning of the text of Section 9.4(c) the words "in addition, as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month (which monthly statements shall including a consolidated and consolidating profit and loss statement and statement of cash flow), each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments) and, in addition,".

         (b) Section 9.4(e) of the Credit Agreement is hereby amended be deleting the word "and" which appears at the end of Section 9.4(e).

         (c) Section 9.4(f) of the Credit Agreement is hereby amended by deleting the period which appears at the end of the text of Section 9.4(f) and substituting in place thereof a semicolon.

         (d) Section 9.4 of the Credit Agreement is further amended by inserting immediately after the end of the text of Section 9.4(f) the following:

                  (g) within twenty (20) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent; and

                  (h) within twenty (20) days after the end of each calendar month, an Accounts Receivable aging report.

         (e) Section 9.9 of the Credit Agreement is hereby amended by inserting immediately after the end of the text of Section 9.9.2 the following:

                  9.9.3. COLLATERAL REPORTS. No more frequently than four times during each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent, or if the Agent so elects, will cooperate with the Agent in the Agent's obtaining a report of an independent collateral auditor satisfactory to the Agent (with may be affiliated with one of the Banks) with respect to the Accounts Receivable component included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary).

         (f) Section 9 of the Credit Agreement is further amended by inserting the following immediately after the end of the text of Section 9.17:

                  9.18.  BANK ACCOUNTS.

                  9.18.1. GENERAL. On or prior to November 30, 1999, the Borrower will, and will cause each of its Subsidiaries to, (a) establish a depository account (the "BKB Concentration Account") under the control of the Agent for the benefit of the Banks and the Agent, in the name of the Borrower and (b) instruct all account debtors and other obligors, pursuant to notices of assignment and instruction letters in form and substance satisfactory to the Agent, to remit all cash proceeds of Accounts Receivable to the BKB Concentration Account or local depository accounts ("Local Accounts") or concentration depository accounts ("Interim Concentration Accounts") with other financial institutions. On or prior to January 1, 2000, the Borrower will, and will cause each of its Subsidiaries to (a) deliver to the Agent evidence satisfactory to the Agent that the financial institutions in which such Local Accounts and Interim Concentration Accounts are located have entered into agency account agreements and, if applicable, lock box agreements (collectively, "Agency Account Agreements") in form and substance satisfactory to the Agent, (b) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the BKB Concentration Account, (c) direct all depository institutions with Interim Concentration Accounts to cause all funds of the Borrower and its Subsidiaries held in such Interim Concentration Accounts to be transferred daily to, and only to, the BKB Concentration Account, and (d) at all times ensure that immediately upon the Borrower's or any of its Subsidiaries' receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the BKB Concentration Account.

                  9.18.2. ACKNOWLEDGMENT OF APPLICATION. The Borrower hereby agrees that all amounts received by the Agent in the BKB Concentration Account will be the sole and exclusive property of the Agent, for the accounts of the Banks and the Agent, to be applied in accordance
         Section 2.10 or Section 2.11 as applicable.

                  9.19. CONSULTANT. The Borrower hereby agrees that it shall engage the services of a professional consultant to, among other things, visit the Borrower's and any Subsidiary's corporate offices at such times and with such frequency as the consultant deems appropriate, discuss the Borrower's or any Subsidiary's financial matters with its officers, examine any of the Borrower's or any Subsidiary's books or other financial records and advise the Banks as to the business, operations and financial condition of the Borrower and its Subsidiaries. All reasonable fees and expenses of the consultant shall be borne by the Borrower and shall be included as an Obligation.

         SECTION 10. AMENDMENT TO SECTION 10 OF THE CREDIT AGREEMENT. Section
10.5.1 of the Credit Agreement is hereby amended by deleting Section 10.5.1 in its entirety and restating it as follows:

                  10.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition except, so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto the Borrower or any Subsidiary shall be permitted to merge or consolidate one or more of the Subsidiaries of the Borrower with and into the Borrower or a Guarantor hereunder, provided the Borrower or the Guarantor, as the case may be, has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in the Borrower's or such other Guarantor's assets after such merger or consolidation to the same extent as in the assets of parties to the merger prior thereto.

                  In the event any new Domestic Subsidiary is formed or otherwise comes into existence, such new Domestic Subsidiary shall, immediately upon its creation or formation, execute and deliver to the Agent for the benefit of the Agent and the Banks, an Instrument of Adherence in substantially the form of EXHIBIT F hereto (an "Instrument of Adherence") and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Domestic Subsidiary. Such Domestic Subsidiary shall become a Guarantor hereunder and shall become party to the Guaranty and the Security Agreement and shall execute and deliver to the Agent any and all other agreements, documents, instruments and financing statements necessary to grant to the Agent a first priority perfected lien in such Subsidiary's assets to the extent required by the Loan Documents. The Borrower and its Subsidiaries shall, immediately upon the creation or formation of such Subsidiary, pledge all of such Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks.

         SECTION 11. AMENDMENT TO SECTION 11 OF THE CREDIT AGREEMENT. Section
11.2 of the Credit Agreement is hereby amended by deleting Section 11.2 in its entirety and restating it as follows:

                  11.2. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, (a) $6,000,000 for the Borrower's 1999 fiscal year and (b) $4,000,000 for each fiscal year ending thereafter.

         SECTION 12. AMENDMENT TO SECTION 14 OF THE CREDIT AGREEMENT. Section 14.1(c) of the Credit Agreement is hereby by inserting immediately after the reference to "9.16" a comma and the references "9.18".

         SECTION 13. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is further amended by including as part of the Schedules referenced therein the
SCHEDULE 8.25 attached hereto.

         SECTION 14. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall become effective (the "Effective Date") only upon the satisfaction of the following conditions on or prior to November 8, 1999:

         (a) this Second Amendment shall have been executed by the Company, each Guarantor, the Banks and the Agent; and

         (b) the Agent shall have received from the Company a waiver fee in the amount of $210,750, which fee shall be for the PRO RATA accounts of the Banks.

         SECTION 15. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 8 of the Credit Agreement, and such representations and warranties remain true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit

Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and each Guarantor of this Second Amendment and the performance by the Borrower and each Guarantor of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents are within the corporate authority of each of the Borrower and each Guarantor and has been duly authorized by all necessary corporate action on the part of the Borrower and each Guarantor.

         SECTION 16. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 17. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

         SECTION 18. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 19. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

                         AZTEC TECHNOLOGY PARTNERS, INC.



                         By:
                            ------------------------------------
                         Title:

                         BANKBOSTON, N.A.



                         By:
                            ------------------------------------
                         Title:

                         CITIZENS BANK OF MASSACHUSETTS



                         By:
                             ------------------------------------
                             Name:
                             Title:

                         FLEET NATIONAL BANK



                         By:
                            ------------------------------------
                            Name:
                            Title:

                         THE FUJI BANK, LIMITED



                         By:
                             ------------------------------------
                             Name:
                             Title:

                         NATIONAL CITY BANK OF KENTUCKY



                         By:
                             ------------------------------------
                             Name:
                             Title:

                         LASALLE NATIONAL BANK



                         By:
                             ------------------------------------
                             Name:
                             Title:

                         PEOPLE'S BANK



                         By:
                             ------------------------------------
                             Name:
                             Title:

                            RATIFICATION OF GUARANTY

         Each of the undersigned guarantors hereby acknowledges and consents to the foregoing Second Amendment as of September 30, 1999, and agrees that the Guaranty dated as of (a) July 27, 1998; (b) September 17, 1998; and (c) October 2, 1998 from each of the undersigned Guarantors remain in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.



                             AZTEC INTERNATIONAL LLC



                              By:
                                  ---------------------------------------------
                                     Title:

                              AZTEC TECHNOLOGY PARTNERS OF NEW ENGLAND LLC
                             (F/K/A BAY STATE COMPUTER GROUP LLC)



                              By:
                                  ---------------------------------------------
                                     Title:

                              COMPEL LLC



                              By:
                                  ---------------------------------------------
                                     Title:


                              ENTRA COMPUTER CORP.



                              By:
                                  ---------------------------------------------
                                     Title:

                              FORTRAN CORP.



                              By:
                                  ---------------------------------------------
                                     Title:

                              MAHON COMMUNICATIONS CORPORATION



                             By:
                                  --------------------------------------------
                                     Title:

                             OFFICE EQUIPMENT SERVICE, INC.



                             By:
                                 ---------------------------------------------
                                    Title:

                             PCM, INC.



                             By:
                                  ---------------------------------------------
                                    Title:

                             PROFESSIONAL COMPUTER SOLUTIONS, INC.



                             By:
                                  ---------------------------------------------
                                    Title:

                             PROFESSIONAL NETWORK SERVICES, INC.



                             By:
                                  ---------------------------------------------
                                    Title:

                             MCDOWELL, TUCKER & CO., INC.



                             By:
                                  ---------------------------------------------
                                    Title:

                             SOFTECH COMMUNICATIONS, INC.



                             By:
                                  ---------------------------------------------
                                    Title:

                             SOLUTIONS E.T.C. INC.



                             By:
                                  ---------------------------------------------
                                    Title: